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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-152892 and no. 333-152890) and Form S-8 (No. 333-122326 and No. 333-115893) of Assured Guaranty Ltd. of our report dated February 25, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 25, 2009 relating to the financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, NY
February 26, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM